Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: CAMAC Energy Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of CAMAC Energy Inc. and its subsidiaries (the “Company”) (a development stage company) of our report dated March 2, 2010, relating to consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2009 and the period August 25, 2005 (date of inception) through December 31, 2009, and the effectiveness of internal controls over financial reporting of the Company, included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission and to the reference to our firm under the heading “Experts” in this Registration Statement and related Prospectus.

/s/ RBSM, LLP
New York, New York
May 21, 2010